Exhibit (d)(7)

AMERICAN GENERAL LIFE INSURANCE COMPANY

GUARANTEED MINIMUM DEATH BENEFIT RIDER

This rider has been issued as a part of the policy to which it is attached. There is no charge to the policy for this rider.

Continuation Guarantee (CG). This rider provides a CG benefit that guarantees Your policy will not lapse, as long as the conditions of this rider are met. The CG benefit does not provide additional Death Benefit Proceeds. The CG Account Value is used only to determine whether the CG benefit is in effect.

The CG benefit will remain in effect as long as:

1.	The CG Account Value is greater than or equal to zero; and

2.	The Cash Surrender Value of Your policy is enough to cover any loan interest when due.

The CG Account Value is calculated in a manner that is similar to the actual policy value, but using different charges and interest rates. Except as stated in the Policy Changes provision, the tables of CG cost of insurance rates, CG interest rates, and all other CG charges used in this reference value calculation are guaranteed not to change.

Continuation Guarantee Account Value. The CG Account Value on the Date of Issue will be:

1.	The CG Net Premium received; less

2.	The CG Monthly Deduction for the first policy month.

The CG Account Value is determined on each Monthly Deduction Day after the Date of Issue. The CG Account Value on each Monthly Deduction Day after the Date of Issue will be equal to:

1.	The CG Account Value for the prior month; plus

2.	CG Net Premiums credited since the last Monthly Deduction Day; plus

3.	Any loan repayments received since the last Monthly Deduction Day; less

4.	Any partial surrenders paid, any pro-rata surrender charges and any charges for partial surrenders deducted since the last Monthly Deduction Day; less

5.	The CG Monthly Deduction for the policy month; less

6.	Loans made since the last Monthly Deduction Day.

Interest accrues using the CG Interest Rate and, if applicable, the CG Excess Interest Rate.

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The CG Account Value can be less than zero. If Your CG Account Value is less than zero, the CG benefit will no longer be in effect and Your policy may be subject to lapse if there is not enough Cash Surrender Value to pay Your Monthly Deductions or loan interest. (See “Grace Period” provision in the policy.) You can restore Your CG benefit by paying additional premium.

Continuation Guarantee Interest Rates. The CG Interest Rates for the CG Account Value and CG Threshold Value are shown in the Table of Continuation Guarantee Interest Rates. The CG Interest Rates are subject to change as described in the Policy Changes provision. Interest is credited monthly using the annual effective rate, compounded daily. These interest rates apply to:

1.	The portion of the CG Account Value that is less than or equal to the CG Threshold Value; and

2.	The CG Threshold Value.

Continuation Guarantee Excess Interest Rates. The CG Excess Interest Rates for the CG Account Value are shown in the Table of Continuation Guarantee Interest Rates. These interest rates apply to the portion of the CG Account Value that is greater than the CG Threshold Value. Interest is credited monthly using the annual effective rate, compounded daily. The CG Excess Interest Rates are subject to change as described in the Policy Changes provision.

Timing of Premium Payments. If the initial premium is received prior to the first Monthly Deduction Day following the Date of Issue, it will be applied to the CG Account Value as if it were received on the Date of Issue.

Premiums received on a Monthly Deduction Day will be applied on that Monthly Deduction Day. Premiums received between two consecutive Monthly Deduction Days will be applied to the CG Account Value as if the premium were received on the earlier of the two Monthly Deduction Days.

Any premium applied to the CG Account Value that is Cash Surrender Value from a policy issued by another company (External Rollover that qualifies under Section 1035 of the Internal Revenue Code), and is received on or before the Monthly Deduction Day of the 12th month after the Date of Issue of the policy, will be applied to the CG Account Value as if it were received on the Date of Issue of the policy.

Continuation Guarantee Net Premium. The CG Net Premium is any premium paid, less the CG Premium Expense Charge.

Continuation Guarantee Target Premium. The CG Target Premium is used to determine the applicable CG Premium Expense Charge Percentage. The initial CG Target Premium is shown on the Rider Schedule. The CG Target Premium is subject to change as described in the Policy Changes provision.

Continuation Guarantee Premium Expense Charge. The CG Premium Expense Charge is calculated by multiplying any premium paid by the applicable CG Premium Expense Charge Percentage. The CG Premium Expense Charge Percentages may vary by duration and amount of premium paid. The percentages are shown in the Table of CG Premium Expense Charge Percentages and cannot be changed.

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Continuation Guarantee - Monthly Deductions. Each CG Monthly Deduction includes:

1.	The CG cost of insurance; and

2.	The charges for benefits provided by riders; and

3.	The CG Monthly Administration Fee; and

4.	The CG Monthly Expense Charge, if any.

Continuation Guarantee Cost of Insurance. The CG cost of insurance is determined on the Monthly Deduction Day by multiplying the CG Net Amount at Risk by the CG cost of insurance rate per $1,000 as shown in the Table of Monthly Continuation Guarantee Cost of Insurance Rates and dividing the result by 1,000.

Continuation Guarantee Monthly Administration Fee. The CG Monthly Administration Fee is shown on the Rider Schedule.

Continuation Guarantee Monthly Expense Charge. The CG Monthly Expense Charge applies to the initial CG Specified Amount and to any increase in the CG Specified Amount. The CG Monthly Expense Charge for the initial CG Specified Amount is shown on the Rider Schedule. The duration of the CG Monthly Expense Charge for the initial CG Specified Amount and any increase in the CG Specified Amount is also shown on the Rider Schedule. The CG Monthly Expense Charge for any increase in the CG Specified Amount will be provided in an endorsement to the policy. Any decrease in the CG Specified Amount will not change the CG Monthly Expense Charge then in effect.

Continuation Guarantee Specified Amount. The CG Specified Amount is used only to determine the CG Account Value and CG Threshold Value. The initial CG Specified Amount is the same as the initial Specified Amount for the policy. Changes to the policy Specified Amount will be applied to the CG Specified Amount. However, Death Benefit Option changes may cause the CG Specified Amount to differ from the Specified Amount of the policy.

Continuation Guarantee Enhancement. If the requirements of this provision are met, the CG Enhancement will reduce the monthly CG cost of insurance charges and the monthly charges for any riders attached to Your policy by the applicable CG Premium Expense Charge Percentage for that policy year.

Your policy will be eligible for the CG Enhancement on the policy anniversary shown on the Rider Schedule, and on each policy anniversary thereafter, if A is equal to or greater than B where:

A	Is the sum of premiums paid for the twenty-four policy months immediately preceding the policy anniversary; and

B	Is the lesser of I. and II. where:

I.	Is the CG Threshold Premium at the time of calculation multiplied by two; and

II.	Is the sum of the calculation for each of the twenty-four policy months immediately preceding the policy anniversary. The monthly calculation is equal to:

a)	The CG Monthly Expense Charge; plus

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b)	The CG Monthly Administration Fee; plus

c)	An amount equal to:

i.	The CG Specified Amount at the time of calculation, divided by 1,000; multiplied by

ii.	The applicable monthly CG cost of insurance rate per $1,000 as shown in the Table of Monthly Continuation Guarantee Cost of Insurance Rates; multiplied by

iii.	One minus the CG Premium Expense Charge Percentage.

Continuation Guarantee Threshold Value. The CG Threshold Value is the value used to determine the rate of interest applicable to the CG Account Value each policy month.

The CG Threshold Value on the Date of Issue will be:

1.	The CG Net Threshold Premium; less

2.	The CG Threshold Value Monthly Deduction deducted for the first policy month.

The CG Threshold Value is determined on each Monthly Deduction Day after the Date of Issue. Interest will accrue using the CG Interest Rate. The CG Threshold Value on each Monthly Deduction Day after the Date of Issue will be equal to:

1.	The CG Threshold Value for the prior month; plus

2.	The CG Net Threshold Premium, if the Monthly Deduction Day is also a policy anniversary; plus

3.	Any loan repayments received since the last Monthly Deduction Day; less

4.	Any partial surrenders paid, any pro-rata surrender charges and any charges for partial surrenders deducted from the CG Threshold Value since the last Monthly Deduction Day; less

5.	The CG Threshold Value Monthly Deduction for the policy month; less

6.	Loans made since the last Monthly Deduction Day.

Continuation Guarantee Threshold Premium. The CG Threshold Premium is used to calculate the CG Net Threshold Premium and to determine eligibility for the CG Enhancement. The initial CG Threshold Premium is shown on the Rider Schedule. The CG Threshold Premium is subject to change as described in the Policy Changes provision.

Continuation Guarantee Net Threshold Premium. The CG Net Threshold Premium is equal to two times the CG Threshold Premium at the time of calculation, less the CG Threshold Premium Expense Charge.

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Continuation Guarantee Threshold Premium Expense Charge. The CG Threshold Premium Expense Charge is calculated by multiplying an amount equal to two times the CG Threshold Premium at the time of calculation by the applicable CG Premium Expense Charge Percentage. The CG Premium Expense Charge Percentages may vary by duration and by the amount of CG Threshold Premium. The percentages are shown in the Table of CG Premium Expense Charge Percentages and cannot be changed.

Continuation Guarantee Threshold Value - Monthly Deductions. Each Monthly Deduction includes:

1.	The CG Threshold Value cost of insurance; and

2.	The charges for benefits provided by riders; and

3.	The CG Monthly Administration Fee; and

4.	The CG Monthly Expense Charge, if any.

Continuation Guarantee Threshold Value Cost of Insurance. The CG Threshold Value cost of insurance is determined on the Monthly Deduction Day by multiplying the CG Threshold Value Net Amount at Risk by the CG cost of insurance rate per $1,000 as shown in the Table of Monthly Continuation Guarantee Cost of Insurance Rates and dividing the result by 1,000.

Continuation Guarantee Benefit Amount. The CG Benefit Amount described below is used only to calculate the CG Net Amount at Risk.

If You have chosen Death Benefit Option 1, the CG Benefit Amount will be the greater of:

1.	The CG Specified Amount on the Monthly Deduction Day; or

2.	The CG Account Value plus any outstanding loan amount on the Monthly Deduction Day multiplied by the greater of:

a)	The applicable Death Benefit Corridor Rate shown in the policy. (See Death Benefit Corridor Rates Table.); or

b)	The Minimum Death Benefit Corridor Rate shown on the Rider Schedule.

If You have chosen Death Benefit Option 2, the CG Benefit Amount will be the greater of:

1.	The CG Specified Amount plus the greater of: (1) zero; or (2) the sum of the CG Account Value and any outstanding loan amount on the Monthly Deduction Day; or

2.	The CG Account Value plus any outstanding loan amount on the Monthly Deduction Day multiplied by the greater of:

a)	The applicable Death Benefit Corridor Rate shown in the policy. (See Death Benefit Corridor Rates Table.); or

b)	The Minimum Death Benefit Corridor Rate shown on the Rider Schedule.

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Continuation Guarantee Net Amount at Risk. The CG Net Amount at Risk equals the CG Benefit Amount less the greater of:

1.	Zero; or

2.	The sum of the CG Account Value and any outstanding loan amount:

a)	Before the cost of insurance deduction is taken; and

b)	After the applicable charges for benefits provided by riders, the CG Monthly Expense Charge, if any, and the CG Monthly Administration Fee are deducted.

Continuation Guarantee Threshold Value Benefit Amount. The CG Threshold Value Benefit Amount described below is used only to determine the CG Threshold Value Net Amount at Risk.

If You have chosen Death Benefit Option 1, the CG Threshold Value Benefit Amount will be the greater of:

1.	The CG Specified Amount on the Monthly Deduction Day; or

2.	The CG Threshold Value plus any outstanding loan amount on the Monthly Deduction Day multiplied by the greater of:

a)	The applicable Death Benefit Corridor Rate shown in the policy. (See Death Benefit Corridor Rates Table.); or

b)	The Minimum Death Benefit Corridor Rate shown on the Rider Schedule.

If You have chosen Death Benefit Option 2, the CG Threshold Value Benefit Amount will be the greater of:

1.	The CG Threshold Value plus the greater of: (1) zero; or (2) the sum of the CG Threshold Value and any outstanding loan amount on the Monthly Deduction Day; or

2.	The CG Threshold Value plus any outstanding loan amount on the Monthly Deduction Day multiplied by the greater of:

a)	The applicable Death Benefit Corridor Rate shown in the policy. (See Death Benefit Corridor Rates Table.); or

b)	The Minimum Death Benefit Corridor Rate shown on the Rider Schedule.

Continuation Guarantee Threshold Value Net Amount at Risk. The CG Threshold Value Net Amount at Risk equals the CG Threshold Value Benefit Amount less the greater of:

1.	Zero; or

2.	The sum of the CG Threshold Value and any outstanding loan amount:

a)	Before the cost of insurance deduction is taken; and

b)	After the applicable charges for benefits provided by riders, the CG Monthly Expense Charge, if any, and the CG Monthly Administration Fee are deducted.

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Partial Surrenders. The gross amount of any partial surrender will be deducted from the CG Account Value and CG Threshold Value.

Policy Changes. The CG Threshold Premium, CG Target Premium, CG Net Amount at Risk, CG Threshold Value Net Amount at Risk, CG charges, CG Interest Rate and CG Excess Interest Rate may change in the event of an increase or decrease in CG Specified Amount, change in Premium Class or additions, deletions or changes to a rider. We will send notice to Your last known address of any change in CG Specified Amount or Premium Class or any additions, deletions or changes to a rider. A decrease in Specified Amount will be subject to any applicable pro-rata surrender charges. The CG Account Value and CG Threshold Value will be reduced by such surrender charge.

Continuation Guarantee Account - Loans. When a loan is made, the amount of the loan will be deducted from the CG Account Value and CG Threshold Value. Interest charged on the outstanding loan amount will be deducted from the CG Account Value and CG Threshold Value. Interest credited to any outstanding loan amount, and loan repayments will be applied to the CG Account Value and CG Threshold Value.

Investment Restrictions. We require that You:

1.	Limit the total amount of the policy’s Accumulation Value less any outstanding loan amount that You allocate in accordance with established requirements stated in the Prospectus; and

2.	Establish and maintain premium allocation instructions that adhere to such requirements.

[Dynamic Allocation Fund Allocation. We may require that You maintain a certain percentage of Accumulation Value less any outstanding loan amount in the Dynamic Allocation Fund while this rider is in force. We do so by requiring You to establish and maintain premium allocation instructions that adhere to such requirement. The minimum Dynamic Allocation Fund allocation requirement, if any, is shown on the Rider Schedule.]

Reinstatement of the Continuation Guarantee Benefit Upon Reinstatement of the Policy. The policy will be reinstated with the CG benefit if:

1.	The policy and the CG benefit were in force until the date of lapse; and

2.	The policy was not surrendered for its Cash Surrender Value; and

3.	We receive an application for reinstatement within 90 days following termination of the policy; and

4.	All of the requirements of the “Reinstatement” provision are met.

Termination. The CG benefit will terminate:

1.	If the policy terminates; or

2.	On the CG Expiry Date shown on the Rider Schedule.

If the CG benefit terminates the Cash Surrender Value may be insufficient to keep the policy in force unless an additional payment is made at that time.

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Policy Provisions Applicable. This rider is subject to all the provisions of the policy to which it is attached, except as provided in this rider.

Consideration. The consideration for this rider is the application for the policy and payment of the first premium for the policy.

The effective date of this rider is the Date of Issue of the policy.

© American International Group, Inc. All Rights Reserved.

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TABLE OF MONTHLY CONTINUATION GUARANTEE COST OF INSURANCE RATES

PER $1,000 OF CONTINUATION GUARANTEE NET AMOUNT AT RISK

POLICY	RATE	POLICY	RATE
YEAR		YEAR

[1	0.05828	44	0.56700
2	0.05828	45	0.61085
3	0.05828	46	0.65655
4	0.05828	47	0.70674
5	0.05828	48	0.75606
6	0.05828	49	0.80665
7	0.05828	50	0.86054
8	0.05828	51	0.86054
9	0.05828	52	0.93844
10	0.05828	53	1.02175
11	0.05828	54	1.10876
12	0.05828	55	1.19812
13	0.06504	56	1.28860
14	0.07162	57	1.36894
15	0.07713	58	1.45028
16	0.08135	59	1.53384
17	0.08632	60	1.62012
18	0.09293	61	1.71551
19	0.10038	62	1.80549
20	0.10950	63	1.90034
21	0.11937	64	2.00049
22	0.12944	65	2.10629
23	0.13949	66	2.21803
24	0.14761	67	2.30268
25	0.15632	68	2.39181
26	0.16771	69	2.48546
27	0.18126	70	2.58399
28	0.19741	71	2.71101
29	0.21491	72	2.84615
30	0.23250	73	2.98975
31	0.24955	74	3.14236
32	0.26569	75	3.30460
33	0.28111	76	3.47678
34	0.29713	77	3.65972
35	0.31274	78	3.85384
36	0.33150	79	4.05994
37	0.35175	80	4.27869
38	0.37885	81	4.51077
39	0.40560	82	4.75697
40	0.43222	83	5.01815
41	0.46275	84	5.29514
42	0.49314	85	5.58888
43	0.52772	86	5.88713]

The rates shown above represent the monthly CG cost of insurance for each $1,000 of CG Net Amount at Risk. If the policy has been issued in a special (rated) premium class, the CG monthly cost will be calculated as shown on the Rider Schedule.

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TABLE OF CG PREMIUM EXPENSE CHARGE PERCENTAGES

Policy Year	For Amounts Less than Or Equal to the CG Target Premium	For Amounts Greater than the CG Target Premium	Policy Year	For Amounts Less than Or Equal to the CG Target Premium	For Amounts Greater than the CG Target Premium

[1	60.00%	60.00%	44	60.00%	60.00%
2	60.00%	60.00%	45	60.00%	60.00%
3	60.00%	60.00%	46	60.00%	60.00%
4	60.00%	60.00%	47	60.00%	60.00%
5	60.00%	60.00%	48	60.00%	60.00%
6	60.00%	60.00%	49	60.00%	60.00%
7	60.00%	60.00%	50	60.00%	60.00%
8	60.00%	60.00%	51	60.00%	60.00%
9	60.00%	60.00%	52	60.00%	60.00%
10	60.00%	60.00%	53	60.00%	60.00%
11	60.00%	60.00%	54	60.00%	60.00%
12	60.00%	60.00%	55	60.00%	60.00%
13	60.00%	60.00%	56	60.00%	60.00%
14	60.00%	60.00%	57	60.00%	60.00%
15	60.00%	60.00%	58	60.00%	60.00%
16	60.00%	60.00%	59	60.00%	60.00%
17	60.00%	60.00%	60	60.00%	60.00%
18	60.00%	60.00%	61	60.00%	60.00%
19	60.00%	60.00%	62	60.00%	60.00%
20	60.00%	60.00%	63	60.00%	60.00%
21	60.00%	60.00%	64	60.00%	60.00%
22	60.00%	60.00%	60	60.00%	60.00%
23	60.00%	60.00%	66	60.00%	60.00%
24	60.00%	60.00%	67	60.00%	60.00%
25	60.00%	60.00%	68	60.00%	60.00%
26	60.00%	60.00%	69	60.00%	60.00%
27	60.00%	60.00%	70	60.00%	60.00%
28	60.00%	60.00%	71	60.00%	60.00%
29	60.00%	60.00%	72	60.00%	60.00%
30	60.00%	60.00%	73	60.00%	60.00%
31	60.00%	60.00%	74	60.00%	60.00%
32	60.00%	60.00%	75	60.00%	60.00%
33	60.00%	60.00%	76	60.00%	60.00%
34	60.00%	60.00%	77	60.00%	60.00%
35	60.00%	60.00%	78	60.00%	60.00%
36	60.00%	60.00%	79	60.00%	60.00%
37	60.00%	60.00%	80	60.00%	60.00%
38	60.00%	60.00%	81	60.00%	60.00%
39	60.00%	60.00%	82	60.00%	60.00%
40	60.00%	60.00%	83	60.00%	60.00%
41	60.00%	60.00%	84	60.00%	60.00%
42	60.00%	60.00%	85	60.00%	60.00%
43	60.00%	60.00%	86	60.00%	60.00%]

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TABLE OF CONTINUATION GUARANTEE INTEREST RATES

POLICY YEAR	CG INTEREST RATE	CG EXCESS INTEREST RATE	POLICY YEAR	CG INTEREST RATE	CG EXCESS INTEREST RATE

[1	7.00%	12.00%	44	15.00%	12.00%
2	7.00%	12.00%	45	15.00%	12.00%
3	7.00%	12.00%	46	15.00%	12.00%
4	7.00%	12.00%	47	15.00%	12.00%
5	7.00%	12.00%	48	15.00%	12.00%
6	7.00%	12.00%	49	15.00%	12.00%
7	7.00%	12.00%	50	15.00%	12.00%
8	7.00%	12.00%	51	15.00%	12.00%
9	7.00%	12.00%	52	15.00%	12.00%
10	7.00%	12.00%	53	15.00%	12.00%
11	15.00%	12.00%	54	15.00%	12.00%
12	15.00%	12.00%	55	15.00%	12.00%
13	15.00%	12.00%	56	15.00%	12.00%
14	15.00%	12.00%	57	15.00%	12.00%
15	15.00%	12.00%	58	15.00%	12.00%
16	15.00%	12.00%	59	15.00%	12.00%
17	15.00%	12.00%	60	15.00%	12.00%
18	15.00%	12.00%	61	15.00%	12.00%
19	15.00%	12.00%	62	15.00%	12.00%
20	15.00%	12.00%	63	15.00%	12.00%
21	15.00%	12.00%	64	15.00%	12.00%
22	15.00%	12.00%	65	15.00%	12.00%
23	15.00%	12.00%	66	15.00%	12.00%
24	15.00%	12.00%	67	15.00%	12.00%
25	15.00%	12.00%	68	15.00%	12.00%
26	15.00%	12.00%	69	15.00%	12.00%
27	15.00%	12.00%	70	15.00%	12.00%
28	15.00%	12.00%	71	15.00%	12.00%
29	15.00%	12.00%	72	15.00%	12.00%
30	15.00%	12.00%	73	15.00%	12.00%
31	15.00%	12.00%	74	15.00%	12.00%
32	15.00%	12.00%	75	15.00%	12.00%
33	15.00%	12.00%	76	15.00%	12.00%
34	15.00%	12.00%	77	15.00%	12.00%
35	15.00%	12.00%	78	15.00%	12.00%
36	15.00%	12.00%	79	15.00%	12.00%
37	15.00%	12.00%	80	15.00%	12.00%
38	15.00%	12.00%	81	15.00%	12.00%
39	15.00%	12.00%	82	15.00%	12.00%
40	15.00%	12.00%	83	15.00%	12.00%
41	15.00%	12.00%	84	15.00%	12.00%
42	15.00%	12.00%	85	15.00%	12.00%
43	15.00%	12.00%	86	15.00%	12.00%]

This table shows annual effective interest rates.

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RIDER SCHEDULE

CG Monthly Expense Charge:	[$00.00]

CG Monthly Expense Charge Duration:	[First] Policy Year [First] Year of An Increase

Initial CG Target Premium:	[$1,107.00]

Initial CG Threshold Premium:	[$2,324.00]

CG Monthly Administration Fee:	[$00.00]

Minimum Death Benefit Corridor Rate:	[105%]

Eligibility for CG Enhancement:	[Second policy anniversary]

CG Expiry Date:	[January 12, 2105]

[Minimum Percentage of Accumulation Value less any outstanding loan amount that must be invested in Dynamic Allocation Fund: [30.00%]]

ICC19-19666	Page 12